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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 83 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 19, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2001 Annual Reports to Shareholders of T. Rowe Price Emerging Europe & Mediterranean Fund,
T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Growth & Income Fund, T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund and T. Rowe Price New Asia Fund (comprising T. Rowe Price International Funds, Inc.), T. Rowe Price Institutional Foreign Equity Fund (the portfolio comprising T. Rowe Price Institutional International Funds, Inc.), T. Rowe Price International Equity Index Fund (the portfolio comprising T. Rowe Price International Index Fund, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 3, 2002